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                              SPDR(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investment Advisory Agreement between us dated as of September 1, 2003 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of SPDR(R) Series Trust:

          SPDR(R) Lehman International Treasury Bond ETF
          (the "New Fund").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Investment Adviser with respect to the New Fund.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        SPDR(R) Series Trust


                                        By:
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        SSgA Funds Management, Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

As of September 18, 2007